EXHIBIT B


                   AGREEMENT REQUIRED UNDER RULE 13d-1(f)(1)

     Re: Amendment No. 1 to Statement on Schedule 13G under the Securities Exchange Act of 1934 Relating to Shares of Common Stock, par value $1.00 per share, of Coca-Cola Enterprises Inc.


     Each of the undersigned understands, consents and agrees that the captioned Amendment No. 1 to the Statement on Schedule 13G, and any further amendment thereto, is and shall be filed on behalf of each of the undersigned and that this letter may be attached as an exhibit to such Amendment No. 1.


                                        THE COCA-COLA COMPANY



Date: December 22, 1988                 By:  /s/ Philip J. Carswell, Jr.
                                             --------------------------------
                                                 Philip J. Carswell, Jr.
                                                 Vice President and Treasurer


                                        BOTTLING INVESTMENTS CORPORATION



Date: December 22, 1988                 By:  /s/ Philip J. Carswell, Jr.
                                             --------------------------------
                                                 Philip J. Carswell, Jr.
                                                 Vice President and Treasurer



                                        ACCBC HOLDING COMPANY




Date: December 22, 1988                 By:  /s/ Philip J. Carswell, Jr.
                                             --------------------------------
                                                 Philip J. Carswell, Jr.
                                                 Vice President and Treasurer





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